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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-3 on our report dated June 24, 2002 (July 16, 2002 as to Note 21), appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
January 17, 2003

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INDEPENDENT AUDITORS' CONSENT